AURORA HORIZON ROADMAP TO LAUNCH



2022
2023
2024
Q1
Q2
Q3
Q4
Q1
Aurora Driver
Key Capabilities
Navigate construction zones - blocked lanes and road closures
Respond to temporary construction signage
Navigate around vehicles and pedestrians on shoulder
Execute Texas U-turns
Abort lane changes
Engine braking for extended downhill stretches
Pull to the shoulder
Detect lane markings that have shifted due to construction
Respond to road debris
Navigate lanes made by temporary barriers
Respond to active emergency vehicles
Return from the shoulder
Identify involvement in collision and respond
Detect out of domain scenarios and identify response or pull over
Feature Complete*
Aurora Driver Ready**
Commercial launch
Maturity
Validation & Continuous Improvement
Hardware components
Representative Hardware
Driverless-ready hardware
Hardened driverless hardware***
Safety Case
Aurora Driver Safety Case closed
Safety Case inclusive of truck platform closed
Operations
Commercial agreements
Indications of interest (non-binding)
Initial allocations
Contract routes through 2025
Continue to grow book of business
Commercial loads
14 loads/week
22 loads/week
30 loads/week
40 loads/week
>>>
100 loads/week
Driverless load commencement
Additional operational elements
4 terminals acquired, 6 logistics partners added
Terminals commercially operational; Aurora Beacon integrated with partners; Emergency warning device solution; Weigh station solution
Truck Platform
OEM Partners
Autonomy development truck platform
Pre-launch truck platform
Scalable, autonomy-enabled truck platform deliverable
Launch truck platform

*Aurora Driver Feature Complete is defined as having implemented all of the capabilities necessary for launch and all policy interventions removed.
**Aurora Driver Ready is defined as validation complete and Aurora Driver Safety Case closed.
***Hardened driverless hardware is engineered for extreme environments and enhanced reliability.

Aurora